Exhibit 99.1

           Cash America Introduces Credit Services Program

    FORT WORTH, Texas--(BUSINESS WIRE)--July 1, 2005--Cash America International, Inc. (NYSE:CSH) announced today that its subsidiary, Cash America Financial Services, Inc., will begin offering credit services to borrowers seeking short-term loans. Under the new program the Company will arrange loans for customers from unaffiliated third party lenders in exchange for a fee. The service will be available beginning July 1, 2005 in all of its Texas locations and in lending locations in selected other states.
    "We believe that this service will provide a valuable alternative source of loans to many of our customers if they are unable to obtain short-term cash advances due to restrictions recently imposed upon banks which offer cash advances in our locations. We will continue to market short term cash advances on behalf of our existing banks and also offer the new credit services to meet the needs of our customers," said Daniel R. Feehan, Chief Executive Officer.
    Cash America Financial Services, Inc., a wholly owned subsidiary of Cash America, will be acting as a credit services organization on behalf of customers in accordance with applicable state laws. The credit services include arranging loans for customers with unaffiliated lenders and assisting customers with preparing loan applications and loan documents. Following approval, the credit services may also include the servicing of loans. In addition, the Company may market and promote the credit services program and solicit customers for participation in the program.
    The Company will provide additional information about the new credit services product and will re-institute earnings guidance in conjunction with its regularly scheduled release of second quarter financial results after the market closes on July 21, 2005.
    Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 851 total locations. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 452 locations in 21 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its U.S. locations including 264 locations that offer this service under the brand names Cash America Payday Advance and Cashland. In addition, check cashing services are provided through its 135 franchised and Company-owned "Mr. Payroll" check cashing centers.

    This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries ("the Company"). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company's services, the actions of third parties who offer products and services at the Company's locations, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company's business, and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as "believes," "estimates," "plans," "expects," "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

    CONTACT: Cash America International, Inc., Fort Worth
             Thomas A. Bessant, Jr., 817-335-1100